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                                                                    EXHIBIT 10.1

                          FOURTH AMENDED LOAN AGREEMENT

     WHEREAS, on the 25th day of October, 2000, STILLWATER NATIONAL BANK AND TRUST COMPANY OF STILLWATER, OKLAHOMA (hereinafter referred to as the "Bank") and WESTWOOD CORPORATION, a Nevada Corporation (hereinafter referred to as "Westwood"), TANO CORP., a Louisiana Corporation (hereinafter referred to as "TANO"), NMP CORP., an Oklahoma Corporation (hereinafter referred to as "NMP"), and MC II ELECTRIC COMPANY, a Texas Corporation (hereinafter referred to as "MCII"), (collectively Westwood, TANO, NMP and MCII are hereinafter referred to as "Debtor" or "Company") entered into a Loan Agreement (hereinafter referred to as the "Loan Agreement"), wherein the Bank agreed to enter into a revolving loan agreement whereby the Bank would loan to the Company up to TWO MILLION EIGHT HUNDRED THOUSAND and NO/100 DOLLARS ($2,800,000.00) for the purpose of financing the Company's ongoing operations, which agreement was evidenced by a Renewal and Amended Revolving Promissory Note of even date therewith (hereinafter referred to as the "Note"); and

     WHEREAS, on June 25, 2001, Bank and Debtor entered into an Amended Loan Agreement whereby the parties amended the Loan Agreement by, among other things, extending the Maturity Date and increasing the rate of interest contained in the Note and;

     WHEREAS, on December 19, 2001, Bank and Debtor entered into a Second Amended Loan Agreement whereby the parties amended the Loan Agreement by, among other things, extending the Maturity Date and increasing the line of credit available to the Debtor to THREE MILLION EIGHT HUNDRED THOUSAND and NO/100 DOLLARS ($3,800,000.00) and;

     WHEREAS, on March 15, 2002, Banker and Debtor entered into a Third Amended Loan Agreement whereby the parties amended the Loan Agreement by, among other things, increasing the line of credit available to the Debtor to FOUR MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($4,500,000.00).

     WHEREAS, the parties wish to make further adjustments to the lending arrangements between the parties, including increasing the line of credit available to the Debtor to FIVE MILLION and NO/100 DOLLARS ($5,000,000.00), extending the Maturity Date and adjusting the interest rate contained in the Note.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree to amend the Loan Agreement in the following respects:

     1. Paragraphs 1.1 and 1.1 (a) of the Loan Agreement shall be amended to read as follows:

          1.1 Subject to the terms and conditions of this Agreement, Debtor shall have the right from time to time, prior to the "Termination Date" (defined below), to borrow and, upon repayment, reborrow from the Bank amounts not at any one time in the aggregate principal balance exceeding the lesser of: (i) the Borrowing Base determined as of the date of borrowing;

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or (ii) Five Million and No/100 Dollars ($5,000,000.00) (hereinafter referred to as "Revolving Loan"). For these purposes:

          (a) "Termination Date" means July 15, 2003.

     2. Paragraph 1.2 of the Loan Agreement shall be amended to reflect that the "Renewal Note" which is defined in that paragraph refers to the Fourth Amended and Restated Revolving Promissory Note between the parties dated of even date hereof in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00).

     3. Paragraph 2 of the Loan Agreement shall be amended to read as follows:

        2.1 The interest rate on the Renewal Note shall be the "Contract Rate" (defined below) which is subject to change from time to time based on changes in the "Index" (defined below). The Interest Rate shall be a rate per annum equal to the sum of the "Base Rate" (defined below) and the "Margin" (defined below). The Contract Rate shall fluctuate during the term of this Note based upon the sum of the Base Rate and the Margin.

       2.2 The Base Rate may be adjusted up or down DAILY, and shall equal the "Prime Rate" as published in the money rates section of the Southwest Edition of the Wall Street Journal. Bank will inform Debtor what the current Base Rate is
    -------------------
at any time during the term of the Note upon request of Debtor. The Base Rate will not change more often than once each DAY.

        2.3 The Margin shall be three quarters (3/4) of one percentage point.

     4. Paragraph 6.1(f)(3) of the Loan Agreement shall be amended to read as follows:

               "Beginning July 31, 2002, monthly accounts receivable agings/listings and Borrowing Base to be delivered to the Bank within 15 days after the end of the month."

     5. Paragraph 6.1(g) of the Loan Agreement shall be amended to read as follows:

               "Within ninety (90) days of the execution of this Agreement, the Debtor will achieve a "Leverage Ratio" of no greater than 6.0 to
               1.0. The Debtor will provide the Bank within forty-five (45) days after the close of each of its fiscal year's quarter with information reasonably needed by the Bank to determine the Leverage Ratio. As used herein, Leverage Ratio shall be defined as the ratio of the Debtor's total liabilities less the Subordinated Debt to the Debtor's tangible net worth plus the Subordinated Debt."

     6. This Loan Agreement shall be further amended to provide that upon the execution of this Fourth Amended Loan Agreement, and as a condition precedent thereto, the Debtor shall pay to the Bank a Loan Fee of Five Thousand and NO/100 Dollars ($5,000.00).

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     7. Except as has been previously amended and as may be amended herein, the terms and conditions of the Loan Agreement remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement is executed this 15th day of July, 2002.

                               "BANK"
                               STILLWATER NATIONAL BANK AND TRUST COMPANY,
                               STILLWATER, OKLAHOMA


                               By: /s/  Joe E. Staires
                                   ---------------------------------------------
                                      Joe E. Staires, Senior Vice President


                               "COMPANY"
                               Westwood Corporation, a Nevada corporation

                               By: /s/  Ernest H. McKee
                                   ---------------------------------------------
                                      Ernest H. McKee, President

                               TANO Corp., a Louisiana corporation

                               By: /s/  Guy Hardwick
                                   ---------------------------------------------
                                      Guy Hardwick, President

                               NMP Corp., an Oklahoma corporation

                               By: /s/  Ernest H. McKee
                                   ---------------------------------------------
                                      Ernest H. McKee, President

                               MC II Electric Company, a Texas corporation


                               By: /s/  Ernest H. McKee
                                   ---------------------------------------------
                                      Ernest H. McKee, President

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